                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                         AVANT! CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                               AVANT! CORPORATION
                             46871 BAYSIDE PARKWAY
                           FREMONT, CALIFORNIA 94538

                                 April 13, 1999

TO THE STOCKHOLDERS OF AVANT! CORPORATION

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Avant! Corporation (the "Company"), which will be held at the Company's principal executive offices at 46871 Bayside Parkway, Fremont, California 94538, on Friday, May 14, 1999, at 9:00 a.m.

    Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

    It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

    On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

                                          Sincerely,

                                               [/S/ GERALD C. HSU]

                                          Gerald C. Hsu
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

                               AVANT! CORPORATION
                             46871 BAYSIDE PARKWAY
                           FREMONT, CALIFORNIA 94538

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 14, 1999

    The Annual Meeting of Stockholders (the "Annual Meeting") of Avant! Corporation (the "Company") will be held at the Company's principal executive offices at 46871 Bayside Parkway, Fremont, California 94538, on Friday, May 14, 1999, at 9:00 a.m. for the following purposes:

    1.  To elect five members of the Board of Directors of the Company.

    2. To ratify the appointment of KPMG LLP as the Company's independent public accountants for the year ending December 31, 1999; and

    3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    The foregoing items of business are more fully described in the attached Proxy Statement.

    Only stockholders of record at the close of business on April 1, 1999 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 46871 Bayside Parkway, Fremont, California, during ordinary business hours for the ten-day period prior to the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,
                                          Charles St. Clair
                                          SECRETARY

Fremont, California
April 13, 1999
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                               AVANT! CORPORATION
                             46871 BAYSIDE PARKWAY
                           FREMONT, CALIFORNIA 94538
                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 14, 1999

    These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Avant! Corporation, a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's principal executive offices at 46871 Bayside Parkway, Fremont, California 94538, on Friday, May 14, 1999, at 9:00 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 13, 1999.

                               PURPOSE OF MEETING

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

    The Company's Common Stock is the only type of security entitled to vote at the Annual Meeting. On April 1, 1999, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 33,271,364 shares of Common Stock outstanding. Each stockholder of record on April 1, 1999 is entitled to one vote for each share of Common Stock held by such stockholder on April 1, 1999. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

QUORUM REQUIRED

    The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

VOTES REQUIRED

    PROPOSAL 1. Directors are elected by a plurality of the affirmative votes cast by those shares present in person or represented by proxy and entitled to vote at the Annual Meeting. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. The five nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes are not counted toward a nominee's total. Stockholders may not cumulate votes in the election of directors.

    PROPOSAL 2. Ratification of the appointment of KPMG LLP as the Company's independent public accountants for the year ending December 31, 1999 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and voted either affirmatively or negatively at the

Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

PROXIES

    Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1) and FOR Proposal No. 2 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, you must send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices and such notice of revocation or proxy must be received by the Secretary of the Company before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

SOLICITATION OF PROXIES

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. The Company does not presently intend to solicit proxies other than by mail.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The directors who are being nominated for election to the Board of Directors (the "Nominees"), their ages as of February 28, 1999, their positions and offices held with the Company and certain biographical information are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the Nominees listed below unless otherwise instructed. In the event any Nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable or will decline to serve as a director. The five nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company to serve until the next Annual Meeting or until their successors have been duly elected and qualified.

NOMINEES                              AGE                POSITIONS AND OFFICES HELD WITH THE COMPANY
--------------------------------      ---      ----------------------------------------------------------------
Gerald C. Hsu...................          52   President, Chief Executive Officer and Chairman of the Board of
                                                 Directors
Charles L. St. Clair (1)(2).....          68   Director and Secretary
Eric A. Brill...................          48   Director
Moriyuki Chimura................          50   Director and Executive Staff, Customers
Dan Taylor......................          60   Director

------------------------

(1) Member of Audit Committee

(2) Member of Compensation Committee

    MR. HSU joined the Company in March 1994 as President, Chief Executive Officer and a director, and has been Chairman of the Board of Directors since November 1995. From July 1991 to March 1994, Mr. Hsu was employed by Cadence Design Systems, Inc., an electronic design automation company, where his last position was President and General Manager of the IC Design Group. Mr. Hsu holds an M.S. in Oceanic Engineering from the Massachusetts Institute of Technology, an M.S. in Mechanics and Hydraulics from the University of Iowa and a B.S. in Applied Mathematics from the National Chung-Hsing University. In April 1997, the Santa Clara District Attorney filed a criminal complaint alleging felony level offenses against, among others, Mr. Hsu, the Company and certain other of the Company's employees for allegedly violating various California Penal Code sections relating to the theft of trade secrets. In December 1998, the April 1997 criminal complaint was dismissed and Mr. Hsu was indicted following a grand jury investigation for the same violations alleged in the April 1997 criminal complaint, and also for violations of certain state securities laws. Mr. Hsu has pleaded not guilty and is awaiting further proceedings.

    MR. ST. CLAIR served the Company as Director of Administration at its RTP Facility in Durham, North Carolina, from June 1996 to April 1997 and has been employed by the Company as a consultant since April 1997. He has been a director of the Company since September 1997, and has served as Secretary of the Company since September 1998. From February 1995 to March 1996, Mr. St. Clair was employed by Interkiln Corporation of America as Director, Southern Africa Operations. From January 1993 to January 1995, he was employed by Deloitte & Touche as an Industrial Advisor to the Botswana Development Corporation Ltd. Mr. St. Clair holds a B.S. in Economics and Management from Arizona State University and a B.F.T., Latin America from the American Graduate School for International Management. Mr. St. Clair is a member of the Audit Committee and the Compensation Committee.

    MR. BRILL has been a director of the Company since November 1996. Mr. Brill was Avant!'s Secretary from November 1996 to September 1998. Mr. Brill is a corporate and securities attorney whose practice focuses principally on technology companies and private investment partnerships. He has maintained his own practice since 1993, and previously practiced with the San Francisco law firm of Farella, Braun & Martel. Mr. Brill holds a B.S. in History from Cleveland State University and a J.D. from the Harvard Law School.

    MR. CHIMURA has served as Executive Staff, Customers since November 1998. Prior to that he was General Manager of Galax!, Inc., a subsidiary of the Company ("Galax!"), since April 1998 and has served as a director of the Company since March 17, 1998. Prior to joining Galax!, Mr. Chimura served as President of Panasonic Semiconductor Development Company, a division of Matsushita Semiconductor Corporation of America and a developer of microcontroller systems and ASIC products, since April 1997. From April 1992 to March 1997, Mr. Chimura served as General Manager of the Semiconductor Group of Matsushita Electronics Corporation. Mr. Chimura holds an M.S. in Electrical Engineering from Gifu University.

    MR. TAYLOR has been a director of the Company since January 1999. Mr. Taylor, a retired Federal employee, served as a natural and cultural resource manager for the U.S. National Park Service from 1968 to 1995. Mr. Taylor lectured in Geography at the University of Hawaii prior to joining Avant! as a director. Mr. Taylor holds an M.A. degree in Geography from San Francisco State University. Mr. Taylor became a member of the Audit and Compensation Committees on April 1, 1999.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    During the year ended December 31, 1998, the Board of Directors held thirteen meetings and acted by written consent on six occasions. For the year, each of the current directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board of Directors on which each such director served. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee.

    During the year ended December 31, 1998, the Audit Committee of the Board of Directors met one time. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the Company's auditors, the performance of the Company's auditors and the accounting practices of the Company. Currently, the members of the Audit Committee are Mr. St. Clair and Mr. Taylor.

    During the year ended December 31, 1998, the Compensation Committee of the Board of Directors met nine times. The Compensation Committee is authorized to administer the 1995 Stock Option/Stock Issuance Plan, review the performance and set the compensation of the Chief Executive Officer of the Company, approve the compensation of the executive officers of the Company and review the compensation programs for other key employees, including salary and cash bonus levels, as set by the Chief Executive Officer. The members of the Compensation Committee during 1998 were Mr. St. Clair and Mr. James Andrews. Currently, the members of the Compensation Committee are Messrs. St. Clair and Taylor.

DIRECTOR COMPENSATION

    Except for grants of stock options, directors of the Company generally do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors. Mr. St. Clair receives compensation for his services in the amount of $6,000 per year, and Mr. Taylor will receive $55,000 in 1999 for his services. As described in greater detail in "Certain Relationships and Related Transactions," Mr. Brill receives compensation in connection with legal services rendered to the Company.

    Non-employee Board members are eligible for option grants pursuant to the provisions of the Automatic Option Grant Program under the Company's 1995 Stock Option/Stock Issuance Plan. Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member after the date of the Company's initial public offering will be granted an option to purchase 20,000 shares on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, at each Annual Stockholders Meeting subsequent to the 1996 Annual Stockholders Meeting, each individual who continues to serve and has served as a non-employee Board member for at least six months prior to such Annual Meeting will receive an additional option grant to purchase 5,000 shares of Common Stock, whether or not such individual has been in the prior employ of the Company.

    Non-employee Board members and directors who are also employees of the Company are eligible to receive options and be issued shares of Common Stock directly under the 1995 Stock Option/Stock Issuance Plan. Employee-directors are also eligible to participate in the Company's Employee Stock Purchase Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED HEREIN.

                                 PROPOSAL NO. 2
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The Company is asking the stockholders to ratify the appointment of KPMG LLP as the Company's independent public accountants for the year ending December 31, 1999. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of KPMG LLP.

    In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and its stockholders' best interests.

    Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1999.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of February 28, 1999, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding shares of Common Stock, (ii) each of the Company's directors, and the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual voting power at any particular date.

                                                                       SHARES BENEFICIALLY OWNED (1)
                                                                --------------------------------------------
BENEFICIAL OWNER                                                NUMBER OF SHARES    PERCENTAGE OF CLASS (2)
--------------------------------------------------------------  -----------------  -------------------------
T. Rowe Price Associates, Inc. (3)............................       3,167,900                  9.53%
J.&W. Seligman & Co. Incorporated (4).........................       2,628,457                  7.90
Gerald C. Hsu (5).............................................       1,288,987                  3.81
Eric A. Brill (6).............................................          10,000                     *
Moriyuki Chimura (7)..........................................          20,000                     *
Dan Taylor....................................................               0                     0
Charles St. Clair (8).........................................          18,505                     *
Roy Jewell (9)................................................         259,640                     *
David Stanley (10)............................................           7,595                     *
Linda Chinn (11)..............................................               0                     0
All directors and executive officers as a group
  (9 persons) (12)............................................       1,863,405                  5.49

------------------------

  * Less than 1% of the outstanding shares of Common Stock.

 (1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

 (2) Based on 33,256,116 shares of Common Stock outstanding as of February 28, 1999.

 (3) Based on information provided by T. Rowe Price Associates, Inc., as of February 22, 1999, T. Rowe Price Associates, Inc. held sole dispositive power for all of such shares and held sole voting power for 167,200 of such shares. T. Rowe Price Associates, Inc.'s address is 100 East Pratt Street, Baltimore, Maryland 21202.

 (4) Based on Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 1999, and other information obtained by the Company, J.&W. Seligman & Co. Incorporated held sole voting power as to no such shares, shared voting power as to 2,300,700 such shares, sole dispositive power as to no such shares and shared dispositive power as to 2,628,457 such shares. J.&W. Seligman & Co. Incorporated's address is 100 Park Avenue, Eighth Floor, New York, New York 10006.

 (5) Includes options exercisable into 579,686 shares of Common Stock under the Option Plan as of April 30, 1999.

 (6) Includes options exercisable into 10,000 shares of Common Stock under the Option Plan as of April 30, 1999.

 (7) Includes options exercisable into 20,000 shares of Common Stock under the Option Plan as of April 30, 1999.

 (8) Includes options exercisable into 16,590 shares of Common Stock under the Option Plan as of April 30, 1999.

 (9) Includes options exercisable into 10,833 shares of Common Stock under the Option Plan as of April 30, 1999.

 (10) Includes options exercisable into 7,083 shares of Common Stock under the Option Plan as of April 30, 1999.

 (11) Ms. Chinn is no longer employed by the Company.

 (12) Includes options exercisable into 707,923 shares of Common Stock under the Option Plan as of April 30, 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Before joining the Board of Directors of the Company in November 1996, Mr. Brill was an attorney with the law firm of Farella Braun & Martel, LLP. Farella Braun & Martel has represented, and continues to represent, the Company in certain litigation matters. In addition, Farella Braun & Martel is one of the law firms that represent Gerald C. Hsu, individually, in the litigation matter against Cadence Design Systems, Inc. In 1998, Mr. Brill received approximately $227,641 in connection with legal services rendered by Mr. Brill to the Company. In addition, Mr. Brill received a portion of the $505,342 paid to Farella Braun & Martel by the Company in 1998.

    In 1998, the Company paid directly the legal fees of Gerald C. Hsu in connection with various litigation matters involving the Company, including the litigation matter against Cadence Design Systems, Inc., in the amount of $257,875.

    In 1997 and 1996, the Company consolidated its Japanese and Korean sales channels by forming two joint ventures, MainGate Electronics, KK ("MainGate") and DavanTech Co., Ltd. ("DavanTech"), respectively. The joint ventures were formed for the purpose of consolidating distribution in Japan and Korea. The Company owns 35% and 39.6% of MainGate and DavanTech, respectively, and accounts for the joint ventures using the equity method. Gerald C. Hsu, the Company's President and Chief Executive Officer, owns approximately 40% and 2.6% of MainGate and DavanTech, respectively. Other than possible appreciation of his investments in MainGate and DavanTech, Mr. Hsu has not derived, directly or indirectly, any remuneration as a result of the agreements between the Company and MainGate and DavanTech, respectively. The distributorship agreements that the Company entered into with MainGate and DavanTech are comparable, from a financial point of view, with the agreements the Company had with its previous distributors in the region and contain no better terms, from a financial point of view, than the Company could have negotiated with other potential distributors.

    In December 1997, the Company's Compensation Committee awarded Mr. Hsu a bonus, payable by the Company's cancellation of the principal amount and accrued interest outstanding on an $800,000 loan that had been made by the Company to Mr. Hsu in July 1997. See "Report on Executive Compensation-- CEO Compensation." The largest aggregate amount that Mr. Hsu was indebted to the Company at any one point during 1998 was $1,637,585. As of March 31, 1999, Gerald C. Hsu was not indebted to the Company.

    From April 1998 to July 1998, the Company made various personal loans to Roy Jewell, a Named Officer. The largest aggregate amount that Mr. Jewell was indebted to the Company at any one point during 1998 was $1,710,000. No interest is charged on these loaned amounts. As of March 31, 1999, Mr. Jewell owed the Company $1,000,000.

            EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

    The Company has entered into an employment agreement with Mr. Hsu. Under the terms of the agreement, the Company will pay Mr. Hsu an annual salary of no less than $600,000. The Company may terminate Mr. Hsu's employment at any time and for any reason upon 30 days, advance notice. In the event of an involuntary termination, Mr. Hsu is entitled to a cash payment equal to three times the amount of his annual base salary in effect on the date of the termination. In addition, in the event of an involuntary termination any outstanding options held by Mr. Hsu will automatically vest in full and any repurchase rights of the Company in connection with any Common Stock previously issued to Mr. Hsu will terminate.

    "Involuntary termination," as defined in Mr. Hsu's employment agreement, means a termination of employment by reason of (i) Mr. Hsu's involuntary dismissal for reasons other than "misconduct" (as defined below), (ii) Mr. Hsu's voluntary resignation within six months after a "change in control" or "a corporate transaction" (as defined in the Company's 1995 Stock Option/Stock Issuance Plan), or (iii) Mr. Hsu's voluntary resignation within six months after a change in his position or title with the Company which materially reduces his level of responsibility, a reduction by more than fifteen percent in Mr. Hsu's level of compensation, or a relocation of Mr. Hsu's place of employment by more than fifty miles.

    The Company has entered into severance arrangements with Messrs. Roy Jewell and David Stanley. In the event of an involuntary termination occurring within six months of a change in control, these officers are entitled to a cash payment equal to two times their annual base salary. "Involuntary termination," as defined in these employment agreements, means (i) any refusal by the officer to relocate his or her principal place of employment to a place that is more than twenty-five miles from such executive's current principal place of employment,
(ii) any adverse change in the officer's compensation, (iii) any material adverse change in the officer's position or job responsibilities, or (iv) any activity by the Company that constitutes constructive termination under applicable law.

    In addition, the Board of Directors or the Compensation Committee has the authority under the 1995 Stock Option/Stock Issuance Plan (the "Option Plan") to accelerate the vesting of shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers under that Plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following a hostile take-over of the Company effected through a successful tender offer for more than 50% of the Company's outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

    Upon the occurrence of either of the following transactions (a "Corporate Transaction"):

    (i) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company, or

    (ii) a merger or consolidation in which securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, each outstanding option under the Option Plan will, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares at the time subject to such option. However, an outstanding option will not accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent); (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option; or (iii) the acceleration of such option is subject to other limitations imposed by the Board of Directors or Committee at the time of the option grant. Immediately following the consummation of the Corporate Transaction, all outstanding options will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

    Also upon a Corporate Transaction, the Company's outstanding repurchase rights applicable to options granted under the Discretionary Option Grant Program will terminate automatically unless assigned to the successor corporation.

    Any options which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time will automatically accelerate (and any of the Company's outstanding repurchase rights which do not otherwise terminate at the time of the Corporate Transaction will automatically terminate and the shares of Common Stock subject to those terminated rights will immediately vest in full) in the event the optionee's service should subsequently terminate by reason of an involuntary termination within 18 months following the effective date of such Corporate Transaction. Any options so accelerated will remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one-year period measured from the effective date of the involuntary termination.

    Upon the occurrence of the following transactions ("Change in Control"):

    (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) acquires beneficial ownership of more than 50% of the Company's outstanding voting stock without the Board's recommendation, or

    (ii) there is a change in the composition of the Board over a period of 36 consecutive months or less such that a majority of the Board members ceases, by reason of a proxy contest, to be comprised of individuals who (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members by a majority of the Board in
(a) who were still in office at the time such election or nomination was approved by the Board,

the Board of Directors or Committee has the discretion to accelerate outstanding options and terminate the Company's outstanding repurchase rights. The Board of Directors or Committee also has the discretion to terminate the Company's outstanding repurchase rights upon the subsequent termination of the optionee's service within a specified period following the Change in Control.

                        REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee has the authority to establish the level of base salary payable to the Chief Executive Officer ("CEO"), to administer the Option Plan with respect to executive officers, and to supervise the administration of the Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus program to be in effect for the CEO. The CEO has the exclusive authority to establish the level of base salary payable to all other employees of the Company, including all executive officers, subject to the approval of the Committee. In addition, the CEO has the responsibility for approving the bonus programs to be in effect for all other executive officers and other key employees each fiscal year, subject to the approval of the Committee.

    For 1998, the process utilized by the CEO in determining executive officer compensation levels took into account both qualitative and quantitative factors. Among the factors considered by the CEO were informal surveys conducted by Company personnel among local companies. However, the CEO made the final compensation decisions concerning such officers. In preparing the performance graph for this Proxy Statement, the Company has selected the Nasdaq Stock Market U.S. Total Return Index and the Nasdaq Computer & Data Processing Stocks Total Return Index for the Nasdaq Stock Market. The companies included in the Company's informal survey are not necessarily those included in the Indices, because they may have been determined not to be competitive with the Company for executive talent or because compensation information was not available to the Company.

    GENERAL COMPENSATION POLICY. The CEO's fundamental policy is to offer the Company's executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the CEO's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package consists of: (i) base salary, (ii) cash bonus awards and (iii) long-term stock-based incentive awards.

    BASE SALARY. The base salary for each executive officer is set on the basis of personal performance and the salary level in effect for comparable positions at companies that compete for executive talent on the basis of informal surveys conducted by the Company.

    ANNUAL CASH BONUSES. Each executive officer has an established bonus target each fiscal year. The annual pool of bonuses for executive officers is determined on the basis of the Company's achievement of the financial performance targets established at the start of the fiscal year, a range for the executive's contribution and a measure of customer satisfaction. For 1998, the Company exceeded its performance targets. Actual bonuses paid reflect an individual's accomplishment of both corporate and functional objectives, with greater weight being given to achievement of corporate rather than functional objectives.

    LONG-TERM INCENTIVE COMPENSATION. During 1998, the Committee, in its discretion, made option grants to Gerald C. Hsu, Roy Jewell and Linda Chinn under the Option Plan. Generally, a significant grant is made in the year that an officer commences employment and no grant is made in the second year. Generally, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, the individual's potential for future responsibility and promotion, the individual's performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual.

    Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The option vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company, and the vesting schedule is adjusted to reflect existing grants to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he remains in the Company's employ, and then only if the market price of the Company's Common Stock appreciates over the option term.

    CEO COMPENSATION. Unless otherwise defined, the capitalized terms used in this "CEO Compensation" section have the meanings assigned to them in the Option Plan.

    1998 SALARY. The 1998 annual base salary for Mr. Hsu, the Company's President and CEO, was established by the Committee in January 1998 at $600,000. The Committee's decision was made primarily on the basis of Mr. Hsu's personal performance of his duties.

    SEPTEMBER 1998 OPTION. On September 1, 1998, the Committee granted to the CEO an option (the "September 1998 Option") to purchase up to 250,000 shares of the Common Stock of the Company, in recognition of the CEO's performance and to provide an incentive for his continued strong performance. The exercise price of the September 1998 Option is $13.00 per share, the closing price for the Company's Common Stock on The Nasdaq National Market on the grant date. This Option is intended to be an Incentive Option to the maximum extent permissible under the tax laws. It is subject to vesting on a four-year schedule according to the standard Notice of Grant in use under the Option Plan. The Option has a maximum term of ten years from the grant date, subject to earlier termination following Mr. Hsu's cessation of service with the Company.

    1998 CASH BONUS. In January 1999, the Committee awarded the CEO a cash bonus of $1.2 million for his services in 1998.

    TAX LIMITATION. As a result of federal tax legislation enacted in 1993, a publicly held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. The stockholders approved the Option Plan, which includes a provision that limits the maximum number of shares of Common Stock for which any one participant may be granted stock options. Accordingly, any compensation deemed paid to an executive officer when he exercises an outstanding option granted by the Compensation Committee under the Option Plan with an exercise price equal to the fair market value of the option shares on the grant date will not be subject to the $1 million limitation provided that the Compensation Committee meets certain requirements. The Board of Directors currently does not have a Compensation Committee meeting the requirements of Section 162(m). The cash compensation to be paid to the Company's Chief Executive Officer for the 1998 fiscal year exceeds the $1 million limit and the Committee has decided not to limit the dollar amount of cash compensation payable to the Company's Chief Executive Officer or other executive officers to $1 million.

    OPTION REPRICINGS. The Board of Directors views the Option Plan as a key element of employee compensation which enables the Company to attract highly qualified new employees and to retain existing employees. In addition, the Option Plan makes it possible to maintain cash compensation at lower, more reasonable levels. However, stock options are effective in attracting and retaining employees and enhance employee morale only if they offer a reasonable prospect of gain, and the absence of gain has an adverse impact upon employee morale and the Company's ability to motivate and retain valued employees. Therefore, because the market price for the Company's Common Stock had, for an extended period of time prior to the repricing, been lower than the exercise price of many of its outstanding options, the Board of Directors deemed it appropriate to reprice outstanding stock options.

    The following table sets forth information concerning stock options repriced in 1998 with respect to each of the Company's current executive officers.

                           TEN-YEAR OPTION REPRICINGS

                                                                                                       LENGTH OF
                                       SECURITIES                                                      ORIGINAL
                                       UNDERLYING      MARKET PRICE                                   OPTION TERM
                                        NUMBER OF      OF STOCK AT    EXERCISE PRICE                 REMAINING AT
                                         OPTIONS         TIME OF        AT TIME OF                      DATE OF
                                       REPRICED OR     REPRICING OR    REPRICING OR    NEW EXERCISE  REPRICING OR
NAME                        DATE       AMENDED (#)      AMENDMENT        AMENDMENT        PRICE        AMENDMENT
------------------------  ---------  ---------------  --------------  ---------------  ------------  -------------
Gerald C. Hsu...........         --            --               --               --             --              --
Peter S. Teshima........         --            --               --               --             --              --
Roy Jewell..............         --            --               --               --             --              --
Linda Chinn (1).........     3/2/98        30,000       $  13.9735      $   16.8750     $  13.9735      118 months
David Stanley...........         --            --               --               --             --              --
Stephen Wuu.............     3/2/98           625       $  13.9735      $   25.5000     $  13.9735      109 months
                             3/2/98         4,750       $  13.9735      $   35.0000     $  13.9735      107 months
                             3/2/98         9,375       $  13.9735      $   25.5000     $  13.9735      109 months
                             3/2/98        15,250       $  13.9735      $   35.0000     $  13.9735      107 months
                             3/2/98        17,514       $  13.9735      $   21.7500     $  13.9735      101 months
                             3/2/98        28,000       $  13.9735      $   15.5000     $  13.9735      118 months
                             3/2/98         2,486       $  13.9735      $   21.7500     $  13.9735      101 months
Chi-Ping Hsu............     3/2/98        14,038       $  13.9735      $   21.7500     $  13.9735      101 months
                             3/2/98         8,902       $  13.9735      $   15.5000     $  13.9735      118 months
                             3/2/98         5,962       $  13.9735      $   21.7500     $  13.9735      101 months
                             3/2/98         7,098       $  13.9735      $   15.5000     $  13.9735      118 months

------------------------

(1) Because Ms. Chinn is no longer employed by the Company, her option to purchase 30,000 shares of Common Stock has been cancelled.

                                          BOARD OF DIRECTORS

                                          Gerald C. Hsu

                                          Eric A. Brill

                                          Moriyuki Chimura

                                          Charles L. St. Clair

                                          Dan Taylor

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1998, Messrs. Charles St. Clair, and for a short period, James Andrews, who resigned for personal reasons, served on the Compensation Committee. Mr. St. Clair was an officer of the Company but was not an employee during 1998. Currently, Messrs. St. Clair and Taylor are members of the Compensation Committee. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                            STOCK PERFORMANCE GRAPH

    The graph set forth below compares the cumulative total stockholder return on the Company's Common Stock between June 7, 1995 (the date the Company's Common Stock commenced public trading) and December 31, 1998 with the cumulative total return of (i) The Nasdaq Stock Market Total Return Index (U.S. Companies) (the "Nasdaq Stock Market-U.S. Index") and (ii) The Nasdaq Computer & Data Processing Stocks Total Return Index for The Nasdaq Stock Market ("Nasdaq CDP Index"), over the same period. This graph assumes the investment of $100 on June 7, 1995 in the Company's Common Stock, or on May 31, 1995 in The Nasdaq Stock Market-U.S. Index or the Nasdaq CDP Index, and assumes the reinvestment of dividends, if any.

    The comparisons shown in the graph below are based upon historical data, and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company's Common Stock. Information used in the graph was obtained from The Nasdaq Stock Market, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

    COMPARISON OF 43 MONTH CUMULATIVE TOTAL RETURN AMONG AVANT! CORPORATION,
THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ COMPUTER AND DATA PROCESSING
                                     INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                  DOLLARS                                  6/95       9/95       12/95      3/96       6/96       9/96       12/96
AVANT! CORPORATION                                  100        128        156         73         91         88        113        120
NASDAQ STOCK MARKET (U.S.)                          100        108        121        123        128        139        144        151
NASDAQ COMPUTER & DATA PROCESSING                   100        111        121        127        133        148        151        157
                                                   3/97       6/97       9/97      12/97       3/98       6/98       9/98      12/98
                                                    102        122        110         63         79         93         48         60
                                                    143        169        197        185        216        222        201        260
                                                    145        186        204        192        254        282        266        344

    Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

    The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the three other most highly compensated executive officers who were serving as such during 1998 (collectively, the "Named Officers"), each of whose salary and bonus for 1998 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries for that fiscal year. Salary and bonus figures include amounts deferred under the 401(k) plan as well as amounts earned in the stated year but not yet paid or paid in the subsequent year. The Company did not grant any stock appreciation rights or make any long-term incentive payments during the years covered by the table.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                                                    -------------
                                                                                      NUMBER OF
                                          ANNUAL COMPENSATION                        SECURITITES
                                        ------------------------    OTHER ANNUAL     UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR     SALARY ($)   BONUS ($)    COMPENSATION ($)   OPTIONS (#)   COMPENSATION ($)
---------------------------  ---------  ----------  ------------  ----------------  -------------  -----------------
Gerald C. Hsu..............       1998  $  600,000  $  1,200,000             --         250,000        $   5,000(1)
  President, Chief                1997     350,000       800,000             --         800,000               --
  Executive Officer and           1996     250,000       350,000             --         175,000               --
  Chairman
Roy Jewell (2).............       1998     198,375        60,000     $  189,000(3)       40,000               --
Linda Chinn (4)............       1998     180,000        35,000             --          30,000               --
David Stanley(5)...........       1998     200,000        40,000             --              --            2,083(1)
  General Counsel                 1997      33,333        40,000             --              --               --

------------------------

(1) Represents matching contributions by the Company to the 401(k) Plan.

(2) Mr. Jewell's 1998 compensation began January 16, 1998.

(3) Represents compensation in the form of forgiveness of amounts owed to the Company.

(4) Ms. Chinn is no longer employed by the Company.

(5) Mr. Stanley's 1997 compensation began November 1, 1997.

    The following table contains information concerning the stock option grants made to each of the Named Officers in 1998. No stock appreciation rights were granted to these individuals during such year. Option Grants in Last Fiscal Year

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE VALUE
                            ------------------------------------------------------------------
                             NUMBER OF                                                          AT ASSUMED ANNUAL RATES OF
                            SECURITIES     % OF TOTAL                                            STOCK PRICE APPRECIATION
                            UNDERLYING   OPTIONS GRANTED    EXERCISE                               FOR OPTION TERM (4)
                              OPTIONS    TO EMPLOYEES IN  PRICE ($/SH)                          --------------------------
NAME                        GRANTED (#)      1998(2)           (3)          EXPIRATION DATE        5%($)         10%($)
--------------------------  -----------  ---------------  -------------  ---------------------  ------------  ------------
Gerald C. Hsu (1).........     250,000           6.79      $   13.0000       September 1, 2008  $  2,043,907  $  5,179,663
Roy Jewell (1)............      40,000           1.09          13.0313           March 4, 2008       327,813       830,741
Linda Chinn(1)(5).........      30,000           0.82          13.9735           March 2, 2008       263,636       668,105
David Stanley.............          --             --               --                      --            --            --

------------------------

(1) 25% of the option shares vest after the first 12 months of service to the Company measured from the Vesting Commencement Date, and the remaining 75% of the option shares vest in a series of successive equal monthly installments upon the optionee's completion of each of the following thirty-six months of service to the Company.

(2) Based on 3,679,580 total stock options granted in 1998. 2,004,797 of these options were granted as replacement options for the repricing. Eliminating the repriced grants from the total results in the following % of total options granted for Messrs. Hsu and Jewell and Ms. Chinn respectively; 14.93%, 2.39% and 1.79%.

(3) The exercise price for the options may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise. The plan administrator has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee's cessation of service with the Company. Under each of the options, the option shares will vest upon an acquisition of the Company by merger or asset sale, unless the Company's repurchase right with respect to the unvested option shares is transferred to the acquiring entity. See "General Provisions" under the heading "Description of the Option Plan" for a discussion of the vesting of options in connection with such a transaction.

(4) The potential realizable value of the options reported above was calculated by assuming that the market price of the Common Stock of the Company appreciates 5% and 10% from the date of grant of the options until the expiration of the options. These assumed annual rates of appreciation were used in compliance with the rules of the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Common Stock of the Company. The actual value realized from the options could be substantially higher or lower than the values reported above, depending upon the future appreciation or depreciation of the Common Stock during the option period and the timing of exercise of the options. Unless the executive officer remains employed until he vests in the option shares and the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(5) Because Ms. Chinn is no longer employed by the Company, her option to purchase 30,000 shares of Common Stock has been cancelled.

    The following table sets forth information concerning option exercises in 1998 and option holdings as of the end of 1998 with respect to each of the Named Officers. No stock appreciation rights were outstanding at the end of that year.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                        VALUE REALIZED        NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                           SHARES      (MARKET PRICE AT      UNDERLYING UNEXERCISED     IN-THE- MONEY OPTIONS AT
                         ACQUIRED ON     EXERCISE LESS       OPTIONS AT FY-END (#)         FY-END ($) (1) (2)
                          EXERCISE      EXERCISE PRICE)    --------------------------  --------------------------
NAME                         (#)            ($)(1)         EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------------  -----------  -------------------  -----------  -------------  -----------  -------------

Gerald C. Hsu (3)......      35,714          447,996          424,479        822,396            0              0

Roy Jewell.............           0               --                0         40,000            0        118,748

Linda Chinn(4).........           0               --                0         30,000            0         61,875

David Stanley..........           0               --            5,416         14,584        2,708          7,292

------------------------

(1) The amounts reported above under the column "Value Realized" merely reflect the amount by which the fair market value of the Common Stock of the Company on the date the option was exercised exceeded the exercise price of the option. The option holder does not realize any cash until the shares of Common Stock issued upon exercise of the options are sold.

(2) Based on the closing price of the Common Stock of the Company at December 31, 1998, as reported on the Nasdaq National Market, of $16.00 per share, less the exercise price payable for such shares.

(3) Shares of Common Stock acquired on exercise are subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service to the Company prior to vesting in such shares.

(4) Because Ms. Chinn is no longer employed by the Company, her option to purchase 30,000 shares of Common Stock has been cancelled.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which require them to file reports with respect to their ownership of the Company's Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 1998 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1998 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent shareholders, except that Gerald Hsu reported two transactions late, Linda Chinn filed her Form 3 late and Moriyuki Chimura filed his Form 3 late.

                                   FORM 10-K

    The Company will mail without charge, upon written request, a copy of the Company's Form 10-K report for 1998, including the financial statements, schedules and list of exhibits. Requests should be sent to Avant! Corporation, 46871 Bayside Parkway, Fremont, California 94538, Attn: Charles St. Clair, Secretary.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    Stockholder proposals that are intended to be presented at the 2000 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than December 10, 1999 in order to be included. Such stockholder proposals should be addressed to Avant! Corporation, 46871 Bayside Parkway, Fremont, California 94538, Attn: Charles St. Clair, Secretary.

                                 OTHER MATTERS

    The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,
                                          Charles St. Clair
                                          SECRETARY

Fremont, California
April 13, 1999
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.
THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

PROXY                                                                   PROXY

                             AVANT! CORPORATION
                ANNUAL MEETING OF STOCKHOLDERS, MAY 14, 1999
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             AVANT! CORPORATION

     The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held on May 14, 1999 and the Proxy Statement and appoints Gerald C. Hsu and David L. Stanley, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Avant! Corporation (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders to be held at the Company's principal executive offices at 46871 Bayside Parkway, Fremont, California on Friday, May 14, 1999, at 9:00 a.m. local time and at any adjournment or postponement thereof (the "Annual Meeting"), with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.


                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                             AVANT! CORPORATION
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.   / /


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW AND A VOTE FOR THE OTHER PROPOSALS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BELOW. THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED BELOW AND FOR THE OTHER PROPOSALS IF NO SPECIFICATION IS MADE.

1. To elect the following directors to serve for a term ending upon the 2000 Annual Meeting of Stockholders or until their successors are elected and qualified:

NOMINEES:  Gerald C. Hsu, Charles L. St. Clair, Eric A. Brill, Moriyuki Chimura
           and Dan Taylor.

                  For          Withhold        For All
                  All            All            Except

                  / /            / /             / /


______________________________________________________________________________
FOR ALL NOMINEES, EXCEPT FOR ANY NOMINEE(S) WHOSE NAME IS WRITTEN IN THE SPACE PROVIDED ABOVE.


2. To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.

              For     Against     Abstain

              / /       / /         / /


3. To transact such other business as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

              For     Against     Abstain

              / /       / /         / /


    Mark Here for Address Change    / /
    And Note it below.

________________________________

________________________________

________________________________



              Please sign your name.

Dated: ____________________________________, 1999

Signature(s):

_________________________________________________

_________________________________________________

Please sign exactly as your name(s) appear on your stock certificate.




                   ^     FOLD AND DETACH HERE     ^

                        YOUR VOTE IS IMPORTANT!


            PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT
                       IN THE ENCLOSED ENVELOPE.